Exhibit 10.18
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 (this "Amendment") to the Employment Agreement (as defined below) is entered into as of September 29, 2017, between SharkNinja Management Company, a Delaware corporation (the "Corporation"), and Neil Shah (the "Executive").
WHEREAS, the Corporation and the Executive are parties to that certain Employment Agreement, dated as of July 27, 2017 (the "Employment Agreement"); and
WHEREAS, the Corporation and the Executive desire to amend certain provisions of the Employment Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the promises and the terms and conditions set forth in this Amendment, the parties agree as follows:
1.    The last sentence of the preamble is hereby amended by deleting ", subject to the satisfaction of the purchase accounting contingency set forth in Section 2(c),".
2.    Section 2(c) is amended by replacing $91,000,000 with $80,000,000 each place it appears and replacing $128,000,000 with $117,000,000 each place it appears.
3.    Section 2(c) is amended by deleting its last paragraph.
4.    This Amendment shall be binding upon, and inure to the benefit of, the successors, permitted assigns and/or personal representatives of the respective parties hereto.
5.    This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.
6.    This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws.

[Signature Page to Follow]

IN WITNESS WHEREOF, each party to this Amendment has caused it to be executed as of the date first set forth above.
    SHARKNINJA MANAGEMENT COMPANY

By:	/s/ Mark Barrocas
    Name: Mark Barrocas
    Title: President

    EXECUTIVE

/s/ Neil Shah
    Neil Shah

[Signature Page to Amendment No. 1]